UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 2015

ROFIN-SINAR TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21377	38-3306461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40984 Concept Drive, Plymouth, MI		48170
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (734) 455-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2015, Rofin-Sinar Technologies Inc. (the “Company”) announced that Jenifer Bunis has been appointed to serve as a director of the Company. Ms. Bunis’ term on the Board of Directors will expire at the Company’s annual meeting of stockholders to be held in calendar year 2018. Ms. Bunis is expected to be appointed to serve on one or more of the committees of the Board of Directors, to be designated in the future.
The Board determined that Ms. Bunis qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of The Nasdaq Stock Market LLC.
Jenifer Bunis joins the Company’s Board with nearly 30 years of experience in the laser industry. Ms. Bunis spent 20 years at Synrad, Inc., a leading designer and manufacturer of laser technology, where she held a variety of positions covering many facets of the business, including sales and marketing, operations and business development. For over 14 years, she served as Executive Vice President overseeing the production, purchasing and materials management, as well as managing major OEM accounts. During her time at Synrad, Ms. Bunis led sales teams generating strong growth and winning multiple strategic OEM accounts. Most recently, Ms. Bunis served as Vice President of Business Development for Laser Mechanisms, where she was responsible for identifying and developing new strategic partners to increase the company’s brand recognition. Ms. Bunis graduated Phi Beta Kappa from the University of Rochester with a Bachelor of Science in Optics.
In accordance with the Company’s Non-Employee Director Compensation Policy, upon her appointment to the Board, Ms. Bunis will receive an initial grant consisting of 3,000 shares of the Company’s common stock, all of which shares will be fully vested. In accordance with the Company’s Non-Employee Director Compensation Policy, Ms. Bunis will be entitled to receive a $35,000 annual cash retainer for service as a director and will be eligible to receive additional cash and equity compensation in the future. The Company is not aware of any transaction involving Ms. Bunis requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release, dated December 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rofin-Sinar Technologies Inc.
(Registrant)

By: /s/ Cindy Denis
Cindy Denis
Secretary

Date: December 8, 2015

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated December 8, 2015.